UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                   Pursuant to Section 13 or 15(a) of
                  the Securities Exchange Act of 1934

                             Date of Report

                            October 29, 2001

                         COMPUDYNE CORPORATION
                       -------------------------
         (Exact name of registrant as specified in its charter)


                                 NEVADA
                                --------
             (State or other jurisdiction of incorporation)

       1-4245                                           23-140859
      --------                                         -----------
(Commission File Number)                 (IRS Employer Identification No)



    7249 National Drive
    Hanover, Maryland                                      21076
   -------------------                                    -------
(Address of principal executive office)                  (Zip Code)










           Registrant's telephone number, including area code
                             (410) 712-0275

ITEM 5. OTHER EVENTS

The Registrant announced today that it has completed the sale of approximately 1.08 million new common shares in a Private Investment Public Equity ("PIPE") transaction.

The stock was sold at a price of $12.00 per share and netted the Registrant approximately $12.0 million in new equity capital, after fees and expenses. Purchasers were led by 14 institutional investors. The Registrant filed with the Securities and Exchange Commission a resale registration statement on Form S-3 relating to the privately placed shares. The sale was arranged by Friedman, Billings, Ramsey & Co, Inc. ("FBR"), the investment banking firm headquartered in Arlington, VA.

FBR also arranged for the sale, via the same PIPE transaction, of the approximately 1.37 million of the Registrant's common shares and shares underlying warrants owned by William Blair Mezzanine Capital Partners II ("Blair"). Blair realized approximately $12.8 million from this sale, and the Registrant realized approximately $2.5 million in net capital proceeds from the Blair sale. In addition, the Registrant realized approximately $1.0 million from the exercise of the Blair warrants. In connection with the sale, and the retirement of the $9 million of 13.15% Subordinated Debt held by Blair, David Jones of Blair has left the Registrant's Board of Directors.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 29, 2001                COMPUDYNE CORPORATION


                                      By__/s/ Geoffrey F. Feidelberg__
                                          Geoffrey F. Feidelberg
                                          Chief Financial Officer

                           Index to Exhibits

Exhibit (99)  Press Release of the Registrant dated October 29, 2001